Exhibit 21.1

Assurant, Inc. List of Subsidiaries as of December 31, 2008

Subsidiary Name	State or Country of Organization
ABI International	Cayman Islands
ABIG Holding de Espana, S.L.	Spain
Adminicle Limited	England
ALOC Holdings ULC	Canada
American Bankers Capital, Inc.	Delaware
American Bankers Dominicana S.A.	Dominican Republic
American Bankers General Agency, Inc.	Texas
American Bankers Insurance Company of Florida	Florida
American Bankers Insurance Group, Inc.	Florida
American Bankers International Division, Inc	Puerto Rico
American Bankers Life Assurance Company Of Florida	Florida
American Bankers Management Company, Inc.	Florida
American Memorial Life Insurance Company	South Dakota
American Reliable Insurance Company	Arizona
American Security Insurance Company	Delaware
Assurant Argentina Compania de Seguros Sociedad Anonima	Argentina
Assurant Danos Mexico, S.A.	Mexico
Assurant Deutschland GmbH	Germany
Assurant Direct Limited	England
Assurant General Insurance Limited	England
Assurant Group Limited	England
Assurant Holding De Puerto Rico, Inc.	Puerto Rico
Assurant Intermediary Group Limited	England
Assurant Intermediary Ltd.	England
Assurant Italia Agenzia di Assicurazioni s.r.l.	Italy
Assurant Life Limited	England
Assurant Life of Canada	Canada
Assurant Reinsurance of Turks & Caicos, Ltd.	Turks & Caicos
Assurant Repair Service (Beijing) Co., Ltd.	China
Assurant Seguradora S/A	Brazil
Assurant Service Protection, Inc.	Canada
Assurant Services (UK) Limited	England
Assurant Services Brasil Ltda	Brazil
Assurant Services Canada, Inc.	Canada
Assurant Services de Chile, SpA	Chile
Assurant Services Ireland, Ltd.	Ireland
Assurant Services Italia s.r.l.	Italy
Assurant Services of Puerto Rico, Inc.	Puerto Rico
Assurant Servicios De Mexico, S.A. De C.V.	Mexico
Assurant Solutions Nordic A/S	Denmark
Assurant Solutions Spain, S.A.	Spain
Assurant Vida Mexico, S.A.	Mexico
Assurant, Inc.	Delaware
Bankers Atlantic Reinsurance Company	Turks & Caicos
Bankers Insurance Service Company Ltd.	United Kingdom
Caribbean American Life Assurance Company	Puerto Rico

Subsidiary Name	State or Country of Organization
Caribbean American Property Insurance Company	Puerto Rico
Centerpoint Insurance Services Ltd.	England
Consumer Assist Network Association, Inc.	Delaware
CWork Financial Management LLC	Delaware
CWork Solutions, LP	Pennsylvania
Dental Health Alliance, L.L.C.	Delaware
Denticare of Alabama, Inc.	Alabama
Disability Reinsurance Management Services, Inc.	Delaware
Family Considerations, Inc.	Georgia
FamilySide, Inc.	Canada
Federal Warranty Service Corporation	Illinois
Florida Office Corp.	Delaware
Gala, Inc.	Alabama
GP Legacy Place, Inc.	Delaware
Guardian Investment Services, Inc.	Florida
Guardian Travel, Inc.	Florida
Insureco Agency & Insurance Services, Inc.	California
Insureco, Inc.	California
Interfinancial Inc.	Georgia
International Financial Group, Inc.	Texas
John Alden Financial Corporation	Delaware
John Alden Life Insurance Company	Wisconsin
Key Adminicle Limited	England
Mortgage Group Reinsurance, Ltd.	Bermuda
MS Diversified Corporation	Mississippi
MS Loan Center, Inc.	Mississippi
National Insurance Agency, Inc.	Florida
National Insurance Institute, LLC	Wisconsin
North Star Marketing Corporation	Ohio
NSM Sales Corporation	Nevada
Quail Roost Properties, Inc.	Florida
Reliable Lloyds Insurance Company	Texas
Roadgard Motor Club, Inc.	Florida
Rolim Consult S.A.	Brasil
Service Delivery Advantage, LLC	Illinois
Signal Financial Management LLC	Delaware
Signal GP LLC	Pennsylvania
Signal Holdings LLC	Pennsylvania
Signal Northwest LLC	Delaware
SSDC, Corp.	Delaware
Standard Guaranty Insurance Company	Delaware
Sureway, Inc.	Delaware
TeleCom Re, Ltd.	Bermuda
The Signal LP	Pennsylvania
Time Insurance Company	Wisconsin
TrackSure Insurance Agency, Inc.	CA
TS Holding, Inc.	Delaware
UDC Dental California, Inc.	California
UDC Ohio, Inc.	Ohio
Union Security DentalCare of Georgia, Inc.	Georgia
Union Security DentalCare of New Jersey, Inc.	New Jersey
Union Security Insurance Company	Iowa

Subsidiary Name	State or Country of Organization
Union Security Life Insurance Company of New York	New York
United Dental Care of Arizona, Inc.	Arizona
United Dental Care of Colorado Inc.	Colorado
United Dental Care of Michigan Inc.	Michigan
United Dental Care of Missouri, Inc.	Missouri
United Dental Care of New Mexico, Inc.	New Mexico
United Dental Care of Texas, Inc.	Texas
United Dental Care of Utah, Inc.	Utah
United Service Protection Corporation	Delaware
United Service Protection, Inc.	Florida
Voyager Group, Inc.	Florida
Voyager Indemnity Insurance Company	Georgia
Voyager Service Programs, Inc.	Florida
Voyager Service Warranties, Inc.	Florida